UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒

Filed by Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to Rule 14a-12

EAGLE POINT INSTITUTIONAL INCOME FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Shareholder,

We are writing to follow up regarding the recent Special Meeting of Shareholders of Eagle Point Institutional Income Fund, which was originally scheduled to take place on May 23, 2025.

As of that date, not enough shares had been voted to establish a quorum, which led to the meeting being adjourned. Your participation is critical to ensuring that key decisions impacting the company and your investment are made with full shareholder representation.

Why Your Vote Still Matters

The proposals outlined in the proxy materials remain active and pending. Without adequate shareholder participation, we are unable to move forward on decisions that may significantly impact the company’s direction and value.

We kindly urge you to submit your vote as soon as possible.

How to Vote

You can vote quickly and securely by any of the following methods:

•	Online at website present on the ballot using your control number

•	By Phone at 1-844-201-2721

•	By Mail using the proxy card previously sent to you

If you have misplaced your voting materials or need assistance, please contact our proxy solicitation team at 1-844-201-2721.

Next Steps

The special meeting has been adjourned and is expected to reconvene on July 7, 2025, at 8:30 a.m. Eastern Time. Your prompt action can help us achieve quorum and move forward on the matters presented.

We appreciate your attention to this matter and thank you for your continued support of Eagle Point Institutional Income Fund.

By order of the Board of Trustees of the Fund

/s/ Courtney B. Fandrick

EPIIF 2025